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                                                                   Exhibit 10.03


                             REPUBLICA DE COLOMBIA
                          MINISTERIO DE COMUNICACIONES


                        OCCIDENTE Y CARIBE CELULAR S.A.
                                   OCCEL S.A.


                           CELLULAR MOBILE TELEPHONE
                                  "A" NETWORK
                                  WESTERN AREA


                              CONCESSION AGREEMENT


                                 MARCH 28 1994
                          SANTAFE DE BOGOTA, COLOMBIA

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AGREEMENT No.             000005

SUBJECT MATTER            CONCESSION FOR RENDERING CELLULAR MOBILE PHONE SERVICE

NETWORK                   A

AREA                      WESTERN

CONCESSIONAIRE            OCCIDENTE Y CARIBE CELULAR S.A. OCCEL S.A.

AMOUNT ONE HUNDRED AND TWENTY THREE THOUSAND. ONE HUNDRED AND TWENTY MILLION PESOS ($123.120.000.000,00)

Between the heresaid, WILLIAM JARAMILLO GOMEZ, adult and resident of this city, identified with citizens card number 530.261 of Medellin, acting on behalf and representing MINISTRY OF COMMUNICATIONS the State Entity and empowered to subscribe this agreement to law 80 of 1993 and specially by law 37 of 1993 and its Regulatory Decree 741 of 1993, which hereinafter will be referred as to MINISTRY OF COMMUNICATIONS by one part, and for the other part GILBERTO ECHEVERRI MEJIA, adult and resident of this city, identified with citizens card number 3.302.711 of Medellin, acting on behalf of the mixed economy company, OCCIDENT Y CARIBE CELULAR S.A.--OCCEL S.A., constituted by Public Deed No.
378, granted on February 14th, 1992 at the unique Notary in the city of Soledad
- --Attantico, duly empowered by the Board of Directors, according to Minute No. 18 of January 24th, 1994, who hereinafter will be referred to as the CONCESSIONAIRE and taking into account that: A) MINISTRY OF COMMUNICATIONS by Resolution No. 3619, 1993, ordered the opening of Public Bidding No. 046 of
1993 on November 8th, 1993 by which the CONCESSIONAIRE would be selected in order to award a concession agreement to introduce, establish and render a cellular mobile telephone service in Columbia. B) By Resolution No. 000282 of 1994 MINISTRY OF COMMUNICATIONS awarded the Bidding No. 046 of 1993 to
OCCIDENTE Y CARIBE CELULAR S.A., previous to the fulfilment of the requirements for such effect. In consequence, the parties agree that they will proceed to conclude a State Concession Agreement for rendering a cellular mobile telephone service, subjected to legal and regulatory rules and to the following terms and conditions: FIRST CLAUSE--OBJECT. The object of this agreement is the rendering of a cellular mobile Telephone service in Columbia under the responsibility and risk of the CONCESSIONAIRE, by concession agreement, as a telecommunication public service of non domiciliary, and of national scope and coverage, which gives itself full capacity to the telephone communication between mobile subscribers and through interconnection to the Public Switched Telephone Network (PSTN) between them and fixed subscribers, using a cellular mobile telephone network, on which a part of radioelectric spectrum assigned to CONCESSIONAIRE constitutes its main item. (article 14, Decree 1900, of 1900 and art. 1 Law 37 of 1993. FIRST PARAGRAPH: The cellular mobile telephone service object of this concession agreement will be provided on the "A" Network and within the Western region, on frequency bands assigned from 824.040 MHz to
825.000 MHz, 825.030 MHz to 834.990 MHz and 845.010 MHz to 848.480 MHz to
transmit from mobile stations

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to base stations, and from 869.040 MHz to 870.000 MHz, 870.030 MHz to 879.990
MHz and from 890.010 MHz to 891.480 MHz for transmission from base station to mobile station according to the Schedule of Conditions and regulatory laws. SECOND PARAGRAPH: Cellular mobile telephone networks to be installed under this agreement, and at the same time, their enhancements, renewals, extensions and modifications are part of State Telecommunication Networks, according to articles 14, 15 and 23 of Decree 1900 of 1990 and article 5 y 6 of Decree 741 of 1993. THIRD PARAGRAPH. Expansions of originally installed network, stipulated on the agreement documents, do not require a new authorisation from MINISTRY OF COMMUNICATIONS (Paragraph of art. 5o. from Decree 741 of 1993). SECOND CLAUSE--DURATION. Duration term of the concession, object of this agreement is ten (10) years from the concluding date. FIRST PARAGRAPH--EXTENSION. The concession will be extended over another ten (10) year period, as long as the CONCESSIONAIRE has fulfilled all obligations according to the agreement. Such extension should only be effective if MINISTRY OF COMMUNICATIONS and CONCESSIONAIRE within the 8th year of the concession do not manifest their intention in a contrary sense. In every case it will be required that the report stipulated in letter h from number 1.27 Section 1 of the Schedule of Conditions will be satisfactory. Within the year following the extension, the concession will be formalized according to the economic conditions established for the effect. SECOND PARAGRAPH MINISTRY OF COMMUNICATIONS from year five of the agreement's execution, if it is technologically possible, could award concessions to other operators to compete with the CONCESSIONAIRE. The proceeding is without prejudice of concession that on performance of Law 37 of 1993 will be awarded to 'B' network. THIRD CLAUSE--STARTING OF RENDERING THE SERVICE. For a cellular mobile telephone service starting purposes, the CONCESSIONAIRE, shall within the three (3) months following the concluding date of agreement, submit a written report to MINISTRY OF COMMUNICATIONS about his capacity to commence and the estimated date for the start of operations. MINISTRY OF COMMUNICATIONS through commissioned inspectors or functionaries, will at the beginning a period not longer than fifteen (15) days from the date stipulated by the CONCESSIONAIRE inspect the network and verify if the stipulated requirements on the Schedule of Conditions have been fulfilled, the proposal presented by the CONCESSIONAIRE and those required by MINISTRY OF COMMUNICATIONS according to national and international rules in force. In order to authorise the starting of service. IF MINISTRY OF COMMUNICATIONS will have any comments, those must be resolved by the CONCESSIONAIRE within the term fixed, according to circumstances. When the above mentioned is fulfilled, MINISTRY OF COMMUNICATIONS will have a ten (10) calendar days to make a new inspection, and if it is satisfactory, they will authorize it. In order to MINISTRY OF COMMUNICATIONS can inspect and verify, the CONCESSIONAIRE must provide adequate technical documentation, staff, equipment and all the required facilities to test and analyse the results. If MINISTRY OF COMMUNICATIONS not fulfil the time limits herein, the CONCESSIONAIRE may start operations. FIRST
PARAGRAPH: Within fifteen (15) days from the signing of this agreement, The CONCESSIONAIRE must submit to MINISTRY OF COMMUNICATIONS the initial timetable of frequency usage. SECOND PARAGRAPH. An inspector will represent MINISTRY OF COMMUNICATION in their relationship with the CONCESSIONAIRE and will have, besides functions assigned by regulations, the following responsibilities:
Verify the fulfilment of agreement, the efficient rendering of service and must guarantee that all objections from subscribers are satisfied: submit in permanent form to MINISTRY OF COMMUNICATIONS all information about evolution, development and advance of the agreement and notify him about
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the circumstances that could affect the fulfillment, based on his observations and on information he has received from the CONCESSIONAIRE; and to suggest the correct measures to protect the public interest and to guarantee the provision of uninterrupted service FORTH CLAUSE--PREVISIONS.--On the execution of the agreement and especially on installation and usage of equipment for network operation, the CONCESSIONAIRE must act according to the public interest, respecting individual rights and should not interfere with the normal operation of other public services. FIFTH CLAUSE--SUBMISSION TO RULES AND REGULATIONS. The CONCESSIONAIRE is obliged to render the service according to all national and international rules and regulations governing it, to fulfill all the law provisions which protect environmental variety and integrity and the conservation of most important ecological areas and in general to fulfill all the rules issued by MINISTRY OF COMMUNICATIONS. SIXTH CLAUSE--AMOUNT AND FORM OF PAYMENT. This agreement has a value of one hundred and twenty three thousand one hundred twenty million ($123.120.000.000,00) pesos, and has a duration term of ten (10) years, the CONCESSIONAIRE is obliged to pay in cash and only once during the period of the concession, and this amount has to be paid to MINISTRY OF COMMUNICATIONS within ten (10) calendar days after the concluding, through the Communications Fund public entity attached to it. (Decree Law 1901 of 1990). FIRST PARAGRAPH: The above mentioned amount comes from one hundred and five thousand, eight hundred million ($105.800.000.000,00) pesos, for concession rights, plus seventeen thousand three hundred and twenty million ($17.320.000.000,00) pesos for the expansion plan under special conditions financing those municipalities with a higher index of unsatisfied basic needs. SECOND PARAGRAPH: For fiscal effects the value of agreement will be the above mentioned. SEVENTH CLAUSE--COUNTER RENDERING PERIODICAL TARIFFS. Besides the price previously indicated and in virtue of the stipulated on number 22 article 3 Decree 1901 of 1990 and on the Schedule of Conditions, the CONCESSIONAIRE must pay quarterly to MINISTRY OF COMMUNICATION, through the Communications Fund, for usage and exploitation rights of radioelectric frequencies contained in subrange specified on numeral 1.1.5 of Section II of the Schedule of Conditions, an amount equal to 5% of the Company's monthly gross income. It has to be paid within (15) days following the expire of the respective quarterly period, according to the detailed income report which the CONCESSIONAIRE must submit to MINISTRY OF COMMUNICATIONS. PARAGRAPH For this agreement gross income will be considered to be those revenues obtained exclusively from the operation and rendering of a cellular mobile telephone service. In order to determine it the following concepts must be taken into account, incomes from connection or subscription fees, periodic basic charges, for the usage of services and by supplementary services, amounts received from another cellular operators for "Roaming" and calls originated on their networks, amount transferred by other telecommunications operators for calls originated on their networks. The following items will be excluded: refunds and discounts on periodic basic charges, by charges from service usage and supplementary services; payments to another cellular operators by "roaming" and by calls originated on the network; access payments to fixed network operators and payments to national and international long distance operators. EIGHT CLAUSE: TRANSFER OF AGREEMENT. The concession object of this agreement can not be totally, or partially transferred before three (3) years from the date of signing (numeral 2. art. 4 Law 37 of 1993); after that date MINISTRY OF COMMUNICATIONS may authorize the transfer, when the CONCESSIONAIRE will ask for it (art. 44 Decree 741 1993). PARAGRAPH:
Without prejudice of responsibility from this agreement, the CONCESSIONAIRE may subcontract the rendering of service after three (3) years
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from the signing, with prior authorization from MINISTRY OF COMMUNICATION.
NINTH: CLAUSE--TECHNOLOGY AND EQUIPMENT For the rendering of the cellular mobile telephone service the CONCESSIONAIRE must use AMPS technology, complying as a minimum with the stipulated rules on the Schedule of Conditions. Equipment used in building the network must be new, of the latest commercialized version by manufacturers, offering compatibility and the possibility of technical migration to new features and rules compatibles with the AMPS standard. TENTH CLAUSE--QUALITY OF SERVICE. The CONCESSIONAIRE is obliged to render the cellular mobile telephone service in a continuous and efficient way, complying with the quality standards specified on the Schedule of Conditions and to submit quarterly to MINISTRY OF COMMUNICATIONS, within five (5) days of the next quarter, the information stipulated on the Schedule of Conditions and Quality under which the service has been provided. ELEVENTH CLAUSE--RELATIONSHIP WITH SUBSCRIBER. The CONCESSIONAIRE should not force the subscriber to purchase from him any Mobile Station (MS) or other goods or services as a condition to render the required service. The CONCESSIONAIRE, according to regulations, must connect and render the service to any subscriber who requires it, if he already has his equipment approved by MINISTRY OF COMMUNICATIONS (the Schedule of Conditions Number 1. 26 Section I) TWELFTH CLAUSE--RECEPTION OF COMPLAINTS. The CONCESSIONAIRE must establish an efficient system for the receipt and management of subscriber and/or third party complaints and system for the repairs of the network failures and must submit a quarterly report, to MINISTRY OF COMMUNICATIONS about the timely reception, their nature and the corrective measures that are put in place. THIRTEENTH CLAUSE--RESPONSIBILITY. Unless accidental case or force majeure duly verified, and in those cases when according to law, there is no responsibility, the CONCESSIONAIRE will be the only responsible for the correct operation and quality of service of his cellular network in front of subscribers and third parties, by the purchase of equipment and material by working relationship acquired; therefore, MINISTRY OF COMMUNICATIONS is not responsible for any obligation in front of them on the performance of this agreement. In case the CONCESSIONAIRE do not render the service according to terms and conditions herein and by regulations, MINISTRY OF COMMUNICATIONS will take all necessary measures. FOURTEENTH CLAUSE--SERVICE AGREEMENT. Relationship between CONCESSIONAIRE and a cellular mobile telephone service subscriber will be governed by the agreement that the subscriber must sign with the CONCESSIONAIRE, according to legal and regulatory provisions and with this concession. Respective agreement models must be submitted to MINISTRY OF COMMUNICATIONS. PARAGRAPH. The CONCESSIONAIRE must guarantee the confidentiality of information from subscribers and should not disclosure it without the previous consent. FIFTEENTH CLAUSE--TELEPHONE DIRECTORY. The CONCESSIONAIRE must provide the user a telephone directory service according to the features stipulated on the Schedule of Conditions. SIXTEENTH CLAUSE--MEASUREMENT AND QUALITY CONTROL SYSTEMS. The CONCESSIONAIRE is obliged to establish and maintain a service measurement and quality control system which must be transparent, accurate, reliable and easily verifiable, both in their functions and results by MINISTRY OF COMMUNICATIONS. The system must, as minimum include the parameters related to the quality of service goals, set out in the Schedule of Conditions. SEVENTEENTH CLAUSE--DIGITALIZATION. The CONCESSIONAIRE is committed to digitalize his network according to standards stipulated by MINISTRY OF COMMUNICATIONS, fulfilling the timetable specified on the Schedule of Conditions. The operator may develop his digitalization plan before the term stipulated on the timetable or may offer any type of digital service
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from the beginning of network building, provided he will guarantee the following: Compatibility with AMPS standards--Adoption of national digital standard, although it is different from the originally installed.--To maintain a minimum grade of service for every subscriber, both digital and analogue. PARAGRAPH Two years after the beginning of concession, MINISTRY OF COMMUNICATIONS will disclosure the digital technological standard to adopt by a cellular mobile telephone in Colombia. EIGHTEENTH CLAUSE--"ROAMING" The CONCESSIONAIRE is committed to offer a "Roaming" service as stipulated in the Schedule of Conditions. NINETEENTH CLAUSE--CONCESSIONAIRE OBLIGATIONS In addition to the obligations stipulated in the sections of this agreement and by Law, the CONCESSIONAIRE is obliged to: 1. Establish and render a cellular mobile telephone service under his own risk and responsibility in the region and network above mentioned according to the stipulations in the Schedule of Conditions, for this purpose he must install, maintain and operate the network.
2. To help with MINISTRY OF COMMUNICATIONS on the supervision and inspection that have to be performed on the development of this agreement. 3. To obey all instructions and provisions that according to law, regulations and this agreement the MINISTRY OF COMMUNICATIONS will require for the performance in order for the best rendering of service. 4. Not to change, unless previous authorised by MINISTRY OF COMMUNICATIONS, the operator or operators at the time of the registration, and neither the other essential items that have been taken into account for qualification in this record and evaluated in order to award it, without prejudice of changes made during the fulfillment of law or by its authorisation. 5. Maintain during concession term qualified staff in order to guarantee the efficient rendering of the service awarded. 6. To comply with signalling, numbering, tariffs and routing plans issued by the National Government. 7. Deliver the cellular mobile telephone service minimum expansion plan according to timetable stipulated in the proposal. PARAGRAPH During the second semester of the fifth year of the concession, MINISTRY OF COMMUNICATIONS will jointly review with the CONCESSIONAIRE a minimum expansion plan proposed by him for the second five years of the concession in order to determine if it will require any adjustment according to new environmental conditions of country at that time. TWENTIETH CLAUSE--INDEMNITY GUARANTEE. The CONCESSIONAIRE will be totally responsible for his acts or behaviour as the CONCESSIONAIRE and, must repair all damage caused to third parties and to the State Network's physical and technical infrastructure. The CONCESSIONAIRE is obliged to maintain MINISTRY OF COMMUNICATIONS uninjured from all prejudices derived from acts and behaviours that under his condition will execute, and could generate prejudices affecting third parties, subscribers, other operators or the Nation itself, and as a consequence will repair all injuries derived from these acts. TWENTY FIRST CLAUSE--PROHIBITION OF MONOPOLISTIC PRACTICES The CONCESSIONAIRE is forbidden for to exercise monopolistic or restrictive practices in any sense of competence, performance of acts, covenants, agreements or combinations whose purpose will constitute an exclusive advantage unlawful to his favour or to another person, or tend to monopolise complementary markets on services awarded by concession (section 2, paragraph 2, article 4 Law 37, 1993 and art 53 Decree 741, 1993) TWENTY SECOND CLAUSE--INSPECTION MINISTRY OF COMMUNICATIONS according to legal and regulatory provisions will have be empowered to supervise and inspect the facilities, network and service rendered by the CONCESSIONAIRE, who will allow access to their facilities in order to inspect. Likewise, he could have independent, random and permanent sampling of quality and quantity measured to verify accuracy of the CONCESSIONAIRE control system. The CONCESSIONAIRE must provide staff and equipment as required

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and should provide all facilities in order to inspect and also submit to
MINISTRY OF COMMUNICATIONS all equipment technical manuals. He must also submit documents and information required to fulfill every contractual term and condition. TWENTY THIRD CLAUSE - EMERGENCY SERVICES IN CASE OF DISASTERS. The CONCESSIONAIRE must, without any charge, provide support services to security, emergency and assistance institutions in the case of natural disaster or public calamity, giving high priority to communication channelling under MINISTRY OF COMMUNICATIONS' supervision. Security and assistance services must be rendered based on international covenants and agreements applicable to it (art 10 Decree 1900 of 1990 and the Schedule of Conditions) TWENTY FOURTH CLAUSE - INTERCONNECTION. The CONCESSIONAIRE, in order to interconnect his network with another networks, must conclude interconnection agreements with operators, which regulate among others, the following features: Connecting points - Methods to establish and maintain connection - Dates for interconnecting - Interconnection preferred system and the way signals must be received and transmitted - Report about usage time in order to invoice - Interconnection tariffs, when they have been established by a competent public authority, administrative costs and invoicing of charges and their distribution - Repair of damages, caused by interconnection to PSTN facilities or to the quality of service rendered. Everything related to network interconnection and its usage. FIRST PARAGRAPH Should it not be possible to conclude an interconnection agreement between parties, the MINISTRY OF COMMUNICATIONS on a two (2) months term from the denial of required interconnection, will give solution directly determining the terms of conditions that had not been agreed. SECOND PARAGRAPH In any case, the Cellular Mobile Switching Centre (MSC) CONCESSIONAIRE will guarantee to Public Switched Telephone Network (PSTN) that he will not cause any damage to the physical or technical infrastructure and also he must fulfill all conditions stipulated by internal working regulations for a PSTN operator. The preceding is without prejudice of what agreement (MSC) CONCESSIONAIRE makes with the PSTN operator which allows the interconnection from MSC equipment room. THIRD PARAGRAPH Agreements made on performance of this section will be submitted for approval by MINISTRY OF COMMUNICATIONS and will be in agreement with equity, non discrimination, principles of uninterrupted service to the rules issued by MINISTRY OF COMMUNICATIONS. TWENTY FIFTH CLAUSE - CALCULATIONS AND BILLING The CONCESSIONAIRE must have a billing system available which complies with technical and functional features stipulated on the Schedule of Conditions which allows him to invoice subscribers and verify charges for usage of the services contracted, specifying the type of service (local calls, long distance calls, "Roaming" supplementary services and value added services) and usage time. Long distance service must show destination and duration of every call. TWENTY SIXTH. CLAUSE - INFORMATION. The CONCESSIONAIRE is obliged to submit all technical, administrative, statistical, accounting and financial information according to service stipulated on Schedule of Conditions and regulations in order to verify fulfillment of the quality of service requirements. In any case, MINISTRY OF COMMUNICATIONS may, at any time, during the term of the concession require any additional information related to system operation which can be used to determine performance and compliance with this agreement. PARAGRAPH. MINISTRY OF COMMUNICATIONS is obliged to maintain its confidentiality according to law. TWENTY SEVENTH. CLAUSE - UNIQUE GUARANTEE. The CONCESSIONAIRE is obliged to constitute, under his own charge, and to the favour of MINISTRY OF COMMUNICATIONS a guarantee which covers compliance with every obligation of the concession agreement, quality of service rendered, fines payment, monetary
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penal clause and extra contractual civil responsibility imputable to him, in execution of this agreement. The CONCESSIONAIRE will award a unique guarantee, and, he is obliged to maintain it in force, up to the termination of the guaranteed agreement and during the extension of his effects. Guarantee term will be three (3) years at the beginning, but it must be renewed by equal periods six (6) months before expire until it covers the total term of this agreement and eventually its extension. Guarantee will consist of a policy issued by a duly authorised insurance company to operate in Colombia or in a bank warranty which amount to ten (10%) per cent of one hundred and fourteen thousand three hundred eighty three million pesos ($114.383.000.000,00) where the obligation amount of CONCESSIONAIRE due at the time when policy is issued, must be taken into account to determine covered risk extension. If the contractor does not extend the guarantee, contractual sanctions will be applied, the amount will be equivalent to purpose severity guarantee of the proposal and will be effective as a protection of compliance, previous proportional deductions to time after concession. In any case the protection amount should not be lower than fifty (50%) per cent of this amount. For the liquidation of this agreement it will be required from the CONCESSIONAIRE. If it were the case, an extension or enhancement of guarantee civil responsibility and, in general, guarantee obligations that must be fulfilled after termination. TWENTY EIGHT CLAUSE--KNOWLEDGE. The CONCESSIONAIRE declares that in relation with contractual provisions he has had reviewed the Schedule of Conditions and other proceedings and has considered them in relation with area conditions where he has to render service, he has performed the required studies, taking into account purpose and scope of every provision herein. The CONCESSIONAIRE should represent that he had investigated equipment availability, restrictions, deposit and custom duties applicable to imports of equipment and also the delays caused by imports, and also other conditions affecting the cost or time to render into service a cellular mobile telephone, and at the same time, that these conditions were taken into account when this purpose was formulated and their occurrence can not be argued as a reason which justifies the not compliance with his obligations. TWENTY
NINTH CLAUSE--REGULATORY RULES. The CONCESSIONAIRE declares to know all valid rules about cellular mobile telephone service and indeed accepts to adjust the execution of this agreement in compliance with all the rules and possible modifications mandatory on legal and regulatory provisions about the matter, and he is committed in every case to get previous authorisation from MINISTRY
OF COMMUNICATIONS to make any modification to the essential features of a cellular mobile telephone service. THIRTIETH. The CONCESSIONAIRE has legal facilities to get permissions and authorisations, both from public and particular powers, for service establishment, installation, maintenance and improvement, MINISTRY OF COMMUNICATION, if it is the case, and it is under his faculties, will give required support, provided the CONCESSIONAIRE will request it with enough time. THIRTY FIRST CLAUSE--UNILATERAL TERMINATION, MODIFICATION, INTERPRETATION OF AGREEMENT. This document is governed by unilateral termination, modification and interpretation rules of agreement according to terms and conditions of law 80 of 1993. THIRTY SECOND--LAPSE.
Lapse of concession agreement will proceed when any constitutive facts of non fulfilment of CONCESSIONAIRE's obligations which affect in a grave and direct way the execution and purposes of this contact and prove that they take the agreement to immobilisation, or the established reasons in art 43 Decree 741 of 1993, what is understood, affect the executions of this agreement. In this case MINISTRY OF COMMUNICATION by administrative act duly motivated will terminate the agreement, will impose on the CONCESSIONAIRE the sanctions and incapacity stipulated by law, the amount of
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the pecuniary penal clause herein will be paid, without prejudice of collection of fines imposed and will order its liquidation in the state they are in.
THIRTY THIRD CLAUSE--REVERSION. When the concession term finishes, items and goods directly affecting it will belong to the Nation--MINISTRY OF COMMUNICATIONS. It is not expected to give any compensation for this. THIRTY FOURTH CLAUSE--FINANCIAL PENALTIES. Financial penalty clause will be directly effective against CONCESSIONAIRE and his guarantor, by MINISTRY OF COMMUNICATION, in case of lapse, or the non fulfillment of agreement. The amount of the penalty is ten (10%) per cent of the value of agreement obligations at CONCESSIONAIRE charge pending of execution which is estimated on one hundred fourteen and thousand three hundred and eighty three million ($114.383.000.000) pesos. The penalty clause amount to be paid will be considered as partial payment of total injuries caused to Nation--MINISTRY OF COMMUNICATIONS. THIRTY FIFTH CLAUSE--FINES. In addition to the reasons stipulated by law and by regulations, the non fulfillment by CONCESSIONAIRE of his contractual obligations, will cause fines imposed on the CONCESSIONAIRE by MINISTRY OF COMMUNICATIONS up to amount of one thousand (1.000) times monthly legal minimum salaries, calculated on basis of the current amount at the time of occurrence of event by every unfulfillment or infraction, according to gravity of the faulty, produced damage and recidivism and without prejudice to declare the lapse, by the following conditions: a) To start rendering service without being duly authorized by MINISTRY OF COMMUNICATIONS, according to stipulated herein. b) Unfulfillment or delay on performance of service expansion plan timetable, presented by the CONCESSIONAIRE on his purpose and approved by MINISTRY OF COMMUNICATION previous requirement to the CONCESSIONAIRE, unless accidental case or force majeure c) Installation, usage or connection to PSTN of equipment not adjusted to basic plans or interconnection rules or produce some damage to PSTN as a consequence of usage of unauthorized connections or installations, without prejudice of indemnities in place. d) When the CONCESSIONAIRE, without justified cause does not fulfil the duty to submit the information and the support required by MINISTRY OF COMMUNICATION; e) Generally, non fulfillment of contractual and regulatory obligations when administration do not consider to declare its lapse. THIRTY
SIX CLAUSE--FINES APPLICATION. A fine and financial penalty will be imposed through motived resolution and, should the CONCESSIONAIRE or insurance company had not paid within thirty (30) days, it will be collected through executive action by coercive jurisdiction. In case of guarantee decrease by fringe application, the CONCESSIONAIRE is obligated to pay such amount and to maintain such guarantee. THIRTY SEVENTH CLAUSE--AGREEMENT DOCUMENTS. The following documents are part of concession Agreement: the Schedule of Conditions including all addendum. CONCESSIONAIRE purpose, including all Appendix, regulations that MINISTRY OF COMMUNICATIONS will issue according to service and networks, service and networks minimum expansion plans presented by CONCESSIONAIRE, MINISTRY OF COMMUNICATIONS resolution awarding the biding, written agreements concluded by parties and guarantee agreements concluded on performance of this agreement (art. 42 decree 741 of 1993) PARAGRAPH. All documents within this agreement are a legal, essential and integral part of it. Documents generated during the public biding process in order to award it must be as a set and can not be interpreted as separated parts. In the case of disagreement between this agreement and the rest of the documents, the agreement will prevail. The order documents are listed do not imply priority.
In discrepancy cases between parties about the agreement's interpretation it will be governed by art 16 law 80 of 1993. THIRTY EIGHT CLAUSE--ABSENCE OF PROHIBITIONS, INCAPACITY AND


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INCOMPATIBILITIES. The CONCESSIONAIRE declares under gravity of oath, by the signing of this agreement, that he is out of prohibitions and of incapacity and incompatibility reasons stipulated on laws in force. THIRTY NINTH
CLAUSE - EXECUTIVE MERIT OF THIS AGREEMENT. This agreement and also the insurance policies or guaranties issued in favour of MINISTRY OF COMMUNICATIONS to guarantee fulfillment and administrative acts executed which contain clear, express and current required obligations in favour of State - Nation MINISTRY OF COMMUNICATION, will constitute executive titles at this favour, which will be required through coercive jurisdiction. FORTIETH CLAUSE - SUBMISSION TO
NATIONAL LAWS, this agreement is governed by Colombian laws and is submitted to jurisdiction of Republic of Colombia Court FORTIETH FIRST CLAUSE - CONCLUSION OF THE AGREEMENT. This agreement is concluded through signature of parties. FORTIETH SECOND. CLAUSE - AGREEMENT EXECUTION. It will be required for the execution of agreement previous approval of guarantee. The CONCESSIONAIRE is obliged to give it under his risk within thirty (30) working days following its signature. In concluding the agreement, the CONCESSIONAIRE must pay the respective stamp duty and to publish it in Official Newspaper at CONCESSIONAIRE's charge, this requirement will be understood to be fulfilled by presentation of publication receipt within ten (10) days after date of its signing. FORTY THIRD. CLAUSE - COMPROMISED CLAUSE. Controversies related to the conclusion, execution, development termination or liquidation of this agreement that can not be directly determined by parties, will be submitted to an arbitration tribunal decision. The tribunal will consist of three (3) members and their verdict will be in binding; designation and functioning way will be submitted to legal provisions in force. FORTY FOURTH. CLAUSE - LIQUIDATION OF AGREEMENT. There will be a of six (6) months term from termination for the liquidation of agreement. Liquidation procedure will be as stipulated on regulations.

As evidence it is signed in Santafe de Bogota DC: on the twenty eight (28th) day of March, one thousand nine hundred ninety four (1994).




Between:



STATE ENTITY - MINISTRY OF COMMUNICATIONS



BY CONCESSIONAIRE.

I certify that the translations into English of exhibits 3.01, 10.03, 10.04, 10.05, 10.06, 10.07, 10.08, 10.09, and 10.10 to the Registration Statement on
F-4 of Occidente y Caribe Celular S.A. are fair and accurate.


/s/ Alvaro H. Munoz R.
- ------------------------------
Name

Finance Vice-president
- ------------------------------
Title

August 5, 1996
- ------------------------------
Date